UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 3, 2001

INFONAUTICS, INC. (Exact name of registrant as specified in its chapter)

Pennsylvania (State or other jurisdiction of incorporation	0-28284 (Commission File Number)	23-2707366 (IRS Employer Identification No.)

590 N. Gulph Road King of Prussia, PA 19406-2800 (Address of principal executive offices)

610-971-8840 Registrant's telephone number, including area code

This Report on Form 8-K contains, in addition to historical information, forward-looking statements by Infonautics, Inc. with regard to its NASDAQ SmallCap listing that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "anticipate," "believe," "plan," "estimate," "expect" and "intend," and other similar expressions are intended to identify forward-looking statements. These include, but are not limited to, statements regarding the continued listing of the Company's stock on the NASDAQ SmallCap Market, an appeal and hearing of any NASDAQ delisting determination, the success of any appeal and hearing, the postponement of any NASDAQ determination, and the time within which NASDAQ would deliver a decision from any appeal or hearing. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, the risks set forth in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Infonautics, Inc. as of the date of this document, and the Company assumes no obligation to update these cautionary statements or any forward-looking statements.

Item 5. Other Events.

Infonautics, Inc. (the "Company") received a letter dated January 3, 2001 from the NASDAQ Stock Market, Inc. notifying the Company that its securities have failed to meet the continued listing requirements for minimum bid price under the NASDAQ SmallCap Market rules.

Specifically, the Company's common stock has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required by the NASDAQ SmallCap Market minimum bid price rule. In accordance with the NASDAQ rules, the Company will be provided 90 calendar days, or until April 3, 2001, to regain compliance with the minimum bid price rule. If at any time before April 3, 2001, the bid price of the Company's common stock is at least $1.00 for a minimum of ten consecutive trading days, the NASDAQ staff will determine if the Company complies with the rule. If the Company is unable to demonstrate compliance with the minimum bid price rule on or before April 3, 2001, the NASDAQ staff will provide the company with a written notification that its securities will be delisted. At that time, the Company may appeal the NASDAQ staff's decision pursuant to a NASDAQ Listing Qualifications Panel.

The Company is reviewing its options in light of the NASDAQ letter and currently expects that it would appeal, and request a hearing on, any decision by the NASDAQ staff to delist the Company's securities. An appeal filed by the Company would postpone any delisting of the Company's stock by NASDAQ. The hearing would be held within 45 days of the Company's request. A request for a hearing will postpone any delisting until the hearing panel has reached a decision and a decision could be issued between several days and several weeks following the hearing date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONAUTICS, INC.
By:	/s/Gerard J. Lewis, Jr. Gerard J. Lewis, Jr. Vice President and General Counsel

Dated: January 8, 2001